Exhibit (p)(3)

                          EAGLE ASSET MANAGEMENT, INC.
                          ----------------------------

                                 CODE OF ETHICS
                                 --------------


A.       Important General Prohibitions
         ------------------------------

         The specific provisions and reporting requirements of this Code are concerned with certain investment activities of "Access Persons," as herein defined, who may benefit by, or interfere with, the purchase and sale of securities by an "investment company," as defined herein. Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Act") prohibits an access person of an investment adviser from using information concerning the investments or investment intentions of an investment company, or from using their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interest of an investment company. Specifically, the Rule makes it unlawful, and it shall be a violation of this Code, for an access person, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an investment company:

         1. to employ any device, scheme or artifice to defraud the investment company;

         2. to make to the investment company (or its agents or affiliates) any untrue statement of a material fact, or to omit to state to the investment company (or its agents or affiliates) a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the investment company; or

         4. to engage in any manipulative practice with respect to the investment company.

B.       Definitions
         -----------

         1. Access Person. The term "access person" means any director, officer, or advisory person of Eagle Asset Management, Inc. ("Eagle").

         2. Investment Company. The term "investment company" means a company registered as such under the Investment Company Act of 1940 and for which Eagle is the investment adviser.

         3. Advisory Person. The term "advisory person" of Eagle means (a) any employee of Eagle (or of any company in a control relationship to Eagle) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an
investment   company,   or  whose   functions

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                                                                  Exhibit (p)(3)

relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to Eagle who obtains information concerning recommendations made to an investment company with regard to the purchase or sale of a security.

         4. Beneficial Ownership. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. "Beneficial ownership" includes accounts of a spouse, minor children and relatives resident in the access person's home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains therefrom benefits substantially equivalent to those of ownership. Access person should contact the designated compliance officer regarding any questions they have concerning what constitutes beneficial ownership.

         5. Control. The term "control shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940. A natural person shall be presumed not to be a "control person for this purpose, unless a contrary determination is made by the Securities and Exchange Commission.

         6. Purchase or Sale of a Security. "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

         7. Security. The term `security' shall have the same meaning as set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies. Any questions as to whether a particular investment constitutes a "security" should be referred to the designated compliance officer.

         8. Designated Compliance Officer. The term "designated compliance officer" shall mean the Eagle officer(s) designated by Eagle's President as being responsible for receiving reports or notices and performing such other duties as required by this Code of Ethics.

C.       Prohibited Transactions.
         ------------------------

         1. Purchases and Sales of a Security. Transactions which are prohibited under the rules of Eagle's Employee Security Transaction Guidelines, which are incorporated herein by reference, shall be considered prohibited transactions for access persons under this Code.

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                                                                  Exhibit (p)(3)

D.       Exempt Transactions.
         --------------------

         Exempt transactions shall include:

         1. Purchases or sales in any account over which the access person has no direct or indirect influence or control.

         2. Purchases or sales which are non-volitional on the part of either the access person or an investment company.

         3. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         4.  Purchases  or sales  which  receive  the prior  approval of Eagle's
Compliance   Officer,   pursuant  to  Eagle's  Employee   Security   Transaction
Guidelines, which are incorporated herein by reference.

E.       Reporting.
         ----------

         1. In accordance with the reporting requirements of the Employee Security Transaction Guidelines, every access person shall report to the designated compliance officer the following information with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security:

         (a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

         (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (c)      The price at which the transaction was effected; and,

         (d) The name of the broker, dealer, or bank with or through whom the transaction was effected.

         2.(a) A person who becomes an access person on or after March 1, 2000 must file an initial holdings report with the designated compliance officers within 10 days of becoming an access person. The report will contain the following information:

                  (i) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

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                                                                  Exhibit (p)(3)

                  (ii) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

                  (iii) The date that the report is submitted by the access person.

         (b) Every access person must submit an annual holdings report containing the following information (which must be current as of a date no more than 30 days before the date of the report):

                  (i) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership;

                  (ii) The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

                  (iii) The date that the report is submitted by the access person.

         3. Any report pursuant to this Section E. shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         4. The designated compliance officer shall review all reports to determine if a violation has occurred. Upon finding a material violation, the officer shall submit a report to the Chief Compliance Officer of Eagle, who shall review the events to determine what remedial action, if any, will be recommended to the President of Eagle.

F.       Sanctions.
         ----------

         Upon discovering a violation of this Code, Eagle may impose such sanctions as it deems appropriate, including inter alia, a letter of censure, suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors of the investment company with respect to whose securities the violation occurred.


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